Exhibit 99.1

Marathon Digital Holdings Announces Private Exchanges of Approximately $417 Million of 1.00% Convertible Notes Due 2026 for Shares of Common Stock

Fort Lauderdale, FL – September 8, 2023 – Marathon Digital Holdings, Inc. (NASDAQ:MARA) (“Marathon” or “Company”), today announced that the Company has entered into privately negotiated exchange agreements with certain holders of its 1.00% Convertible Senior Notes due 2026 (the “Notes”) to exchange approximately $417 million aggregate principal amount of the Notes held by such holders (the “Exchanges”) for an aggregate of approximately 26.2 million newly issued shares of Marathon common stock (based upon the per share closing price of the Company’s common stock as of September 7, 2023), pursuant to an exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended. Marathon will not receive any cash proceeds from the issuance of the shares of its common stock, and the final number of shares that Marathon will issue will be determined over a number of days. Marathon will also pay investors in cash for accrued and unpaid interest on the exchanged Notes. In certain circumstances during a short period following today’s announcement the transaction size could be reduced or the entire transaction could be canceled.

After completing the Exchanges approximately $331 million aggregate principal amount of the Notes will remain outstanding. The Exchanges could affect the market price of Marathon’s common stock.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, shares of the Company’s common stock or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. Future changes in the network-wide mining difficulty rate or Bitcoin hash rate may also materially affect the future performance of Marathon’s production of bitcoin. Additionally, all discussions of financial metrics assume mining difficulty rates as of September 2023. See “Forward-Looking Statements” below.

Forward-Looking Statements

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

About Marathon Digital Holdings

Marathon is a digital asset technology company that focuses on supporting and securing the Bitcoin ecosystem. The Company is currently in the process of becoming one of the largest and most sustainably powered Bitcoin mining operations in North America.

For more information, visit www.mara.com, or follow us on:

Twitter: @MarathonDH

LinkedIn: www.linkedin.com/company/marathon-digital-holdings

Facebook: www.facebook.com/MarathonDigitalHoldings

Instagram: @marathondigitalholdings

Marathon Digital Holdings Company Contact:

Telephone: 800-804-1690

Email: ir@mara.com

Marathon Digital Holdings Media Contact:

Email: marathon@wachsman.com